                                                               Exhibit 12.1


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months Ended June 30, 1997
                                 (in thousands)


Net income from continuing operations               $143,331

Income taxes                                          89,159

Fixed charges                                        114,987
                                                    --------

     Total                                          $347,477
                                                    ========

Interest expense                                    $107,845
Interest component of rentals                          7,142
                                                    --------

     Total                                          $114,987
                                                    ========

Ratio of earnings to fixed charges                      3.02
                                                        ====
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